Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2003 relating to the financial statements (except with respect to the matters discussed in Note 19, first paragraph thereof, as to which the date is February 18, 2003, and second paragraph thereof, as to which the date is March 4, 2003), which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
New York, New York
June 20, 2003


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